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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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
                                                                 Jurisdiction of
   Subsidiary                                                     Incorporation
   ----------                                                    ---------------
   Holly Sugar Corporation......................................    New York
   Diamond Crystal Brands, Inc..................................    Delaware
   Michigan Sugar Company.......................................    Michigan
   Imperial Savannah LP.........................................    Delaware
   Diamond Crystal Specialty Foods, Inc. .......................    Michigan